AMENDMENT NO. 1
TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
SPARK HOLDCO, LLC
This AMENDMENT NO. 1 TO THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”, and the Third Amended and Restated Limited Liability Company Agreement (the “Third Restated LLC Agreement”), as amended, supplemented or restated from time to time, including by this Amendment, is entered into on January 26, 2018, by and among SPARK HOLDCO, LLC, a Delaware limited liability company (the “Company”), and each other Person who is or at any time becomes a Member in accordance with the terms of the Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1 of the Third Restated LLC Agreement and Section 1 of this Amendment.
RECITALS
WHEREAS, the Third Restated LLC Agreement provided for the creation of a new class, and initial issuances, of Series A Preferred Units;
WHEREAS, Section 3.1(b) of Third Restated LLC Agreement provides that the Managing Member has the right to authorize and cause the Company to issue additional Units in the Company, and to amend Exhibit A of the Agreement to reflect such additional issuances;
WHEREAS, Section 11.1(b) of the Third Restated LLC Agreement provides that the Managing Member, acting alone, may amend the Agreement, including Exhibit A, to reflect the issuance of additional Units as provided by the terms of the Agreement;
WHEREAS, in connection with (i) issuances of additional Series A Preferred Stock by SEI subsequent to the Third Restated LLC Agreement, (ii) the SEI two-for-one stock split of SEI’s issued Class A Stock and Class B common stock effected through a stock dividend distributed on June 16, 2017, and (iii) certain redemptions, repurchases or other acquisitions of Class A Stock (including upon forfeiture of any unvested shares of Class A Stock) subsequent to the Third Restated LLC Agreement, the Managing Member desires to amend Exhibit A of the Third Restated LLC Agreement as required thereunder to reflect issuances of the Company’s Units as of the date of this Amendment, and to amend the Third Restated LLC Agreement as otherwise set forth herein to address additional issuances of Series A Preferred Stock.

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Section 1. Definitions. Section 1.1 of the Third Restated Agreement is hereby amended to add or restate, as applicable, the following definitions:
“Amendment” is defined in the preamble to the Amendment.
“Series A Preferred Stock Offering” means (i) the offering of 1,610,000 shares of Series A Preferred Stock pursuant to an Underwriting Agreement, dated March 8, 2017, between SEI and RBC Capital Markets, LLC, as representative of the several underwriters named therein, (ii) the offering of shares of Series A Preferred Stock pursuant to the At-the-Market Issuance Sales Agreement, dated July 21, 2017, between SEI and FBR Capital Markets & Co., (iii) the offering of shares of Series A Preferred Stock pursuant to the Underwriting Agreement, dated January 23, 2018, between SEI and B. Riley FBR, Inc., as representative of the several underwriters named therein, and (iv) any other offering of Series A Preferred Stock by SEI.
“Third Restated LLC Agreement” is defined in the preamble to the Amendment.
Section 2. Amendment and Restatement of Section 3.5. Section 3.5 of the Third Restated LLC Agreement is hereby amended and restated in its entirety as follows:
Section 3.5    Issuance of Series A Preferred Units in Series A Preferred Stock Offering Transaction. Immediately after consummation of any Series A Preferred Stock Offering, the Company will issue a number of Series A Preferred Units to SEI in accordance with Section 3.1 in exchange for SEI’s commitment to contribute the net proceeds of the Series A Preferred Stock Offering to the Company. If and to the extent the underwriters exercise any option to purchase additional shares of Series A Preferred Stock in connection with a Series A Preferred Stock Offering, the Company will immediately thereafter issue an equal number of Series A Preferred Units to SEI in exchange for SEI’s commitment to contribute to the Company the net proceeds from the exercise of such option. SEI agrees to satisfy the capital commitment obligations described in this Section 3.5 by contributing to the Company 100% of the net proceeds received by SEI in the Series A Preferred Stock Offering (including 100% of the net proceeds received from the exercise by the underwriters of their option to purchase additional shares of Series A Preferred Stock, if any).
Section 3. Amendment and Restatement of Exhibit A. Exhibit A to the Third Restated LLC Agreement is hereby amended and restated as set forth on Exhibit A to this Amendment.
Section 4. Entire Agreement. This Amendment, together with all Exhibits and Schedules hereto and to the Third Restated LLC Agreement, and all other agreements referenced therein and herein, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

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Section 5. Governing Law. This Amendment, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Amendment or the Third Restated LLC Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, except to the extent that certain matters are preempted by federal Law or are governed as a matter of controlling Law by the Law of the jurisdiction of organization of the respective parties.
Section 6. Headings. The descriptive headings of the Articles, Sections and subsections of this Amendment are for convenience only and do not constitute a part of this Amendment or the Third Restated LLC Agreement.
Section 7. Counterparts. This Amendment and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized officers as of the day and year first above written.
COMPANY:

SPARK HOLDCO, LLC

By:    /s/ Nathan Kroeker
Name:    Nathan Kroeker
Title:    President and Chief Executive Officer

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MANAGING MEMBER:

SPARK ENERGY, INC.

By:    /s/ Nathan Kroeker
Name:    Nathan Kroeker
Title:    President and Chief Executive Officer

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NUDEVCO RETAIL, LLC

By:    /s/ W. Keith Maxwell III
Name:    W. Keith Maxwell III
Title:    President and Chief Executive Officer

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RETAILCO, LLC

By:    /s/ W. Keith Maxwell III
Name:    W. Keith Maxwell III
Title:    President and Chief Executive Officer

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EXHIBIT A
MEMBERS AND INTERESTS

Members	Common Units	Percentage of Class of Common Units	Series A Preferred Units
Spark Energy, Inc.	13,135,636	37.9%	3,707,256
Retailco, LLC	21,210,126	61.3%
NuDevco Retail, LLC	275,000	0.8%
Total	34.620,762	100.0%	3,707,256

Exhibit A-1
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